                                                             Exhibit No. EX-99.p

                          ACADEMY ASSET MANAGEMENT, LLC

                               ACADEMY FUNDS TRUST

                              JOINT CODE OF ETHICS

                           Effective: December 4, 2007

                                  Introduction

     Pursuant  to  rules  established  by  the  U.S.   Securities  and  Exchange
Commission  (the  "SEC"),  it is unlawful for certain  persons of Academy  Asset
Management,  LLC (the  "Adviser") and the Academy Funds Trust (the "Trust"),  in
connection with the purchase or sale by such persons of securities held or to be acquired by a client account:

     1. To employee any device, scheme or artifice to defraud;

     2.   To make any untrue  statement  of a  material  fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made, not misleading;

     3.   To engage in any act,  practice or course of business that operates or would operate as a fraud or deceit; or

     4.   To engage in any manipulative practice.

     The SEC's rules also require investment advisers and registered  investment companies to adopt a written  code of ethics  containing  provisions  reasonably necessary to prevent  certain  persons from engaging in acts in violation of the above standard.

     Consistent  with the SEC's  rules,  the Adviser and the Trust have  adopted this Joint Code of Ethics (the "Code").  The Code sets forth  detailed  policies and procedures  that Covered Persons (as defined below) of the Adviser and Trust must  follow in regard  to their  personal  investing  activities.  All  Covered
Persons are required to comply with the Code and applicable  federal  securities laws as a condition of continued employment.

     The Code is  intended  to serve as the  minimum  standard  of  conduct  for persons  having  access  to  information  regarding  the  purchase  and  sale of portfolio securities by the Trust, or other registered  investment companies for which the Adviser  serves as adviser or  sub-adviser,  as well as the  Adviser's separate  accounts  and other  advisory  clients  (collectively,  the  "Advisory
Clients").  Each  employee  must avoid any  activity  or  relationship  that may reflect  unfavorably  on the  Adviser  and the Trust as a result  of a  possible conflict of interest,  the  appearance  of such a conflict,  the improper use of confidential information or the appearance of any impropriety.

     This Code is designed to detect and prevent  conflicts of interest  between the  Adviser's  and the  Trust's  employees,  officers,  partners,  members  and trustees/directors  (as applicable) and the Adviser's  Advisory  Clients,  which includes the Trust,  that may arise due to personal  investing  activities.  The
Adviser has also established  separate procedures designed to detect and prevent insider trading, which are included in the Adviser's compliance manual and which should be read together with this Code.

     Personal  investing  activities of Covered Persons may create  conflicts of interests that may compromise fiduciary duties to Advisory Clients. As a result,
Covered  Persons must avoid any  transaction  that involves,  or even appears to involve,  a conflict of  interest,  diversion of an Advisory  Client  investment opportunity or other impropriety with respect to dealing with an Advisory Client or acting on behalf of an Advisory Client.

     As fiduciaries, Covered Persons must at all times comply with the following principles:

     o    Client Interests Come First.  Covered Persons must scrupulously  avoid serving  their  own  personal  interests  ahead  of the  interests  of
          Advisory  Clients.  If a Covered  Person  puts  his/her  own  personal interests  ahead of an Advisory  Client's,  or violates the law in any way, he/she will be subject to disciplinary  action, even if he/she is in technical compliance with the Code.

     o    Avoid  Taking  Advantage.   Covered  Persons  may  not  make  personal
          investment  decisions  based on their  knowledge  of  Advisory  Client holdings or  transactions.  The most common  example of this is "front running," or knowingly engaging in a personal  transaction ahead of an
          Advisory  Client  with  the  expectation  that the  Advisory  Client's
          transaction   will  cause  a  favorable  move  in  the  market.   This
          prohibition  applies whether a Covered Person's  transaction is in the same  direction  as the  transaction  placed on behalf of an  Advisory
          Client (for  example,  two  purchases)  or the  opposite  direction (a purchase and sale).

If you  are  uncertain  whether  a  real  or  apparent  conflict  exists  in any particular  situation,  you should consult with the chief compliance officer for the Adviser and the Trust (the "CCO") immediately.

     The Code sets forth detailed  policies and procedures  that Covered Persons
(as  defined  below) of the Adviser and the Trust must follow in regard to their personal investing  activities.  All Covered Persons are required to comply with the Code as a condition of continued employment.

1. Who is subject to the Code?

1.1. Covered Persons.  For the purposes of this Code,  Covered Person is defined as:

1.1.1. Each employee,  officer, Manager or member (as applicable) of the Adviser or the Trust:

     o    who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding, the purchase or sale of securities  covered by this Code, or whose functions  relate to the making of any recommendations with respect to such purchases or sales;

1.1.2. Each Trustee of the Trust, provided that:

     o    Trustees  who  are not  "interested  persons"  as  defined  under  the
          Investment  Company Act of 1940 (the "Independent  Trustees") are only subject to Section 6.4 (Quarterly  Transaction  Reports) of this Code;
          and

1.1.3.  Each  natural  person in a control(1)  relationship  to the Trust or the
Adviser:

     o    who obtains information  concerning  recommendations made to the Trust with  regard to the  purchase  or sale of  securities  covered by this
          Code.
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(1)  Control  means the  power to  exercise  a  controlling  influence  over the management or policies of the Adviser or Trust,  unless such power is solely the result of an official position with the Adviser or the Trust.

2. What Types of Investments are subject to the Code?

     This Code requires that information about a Covered Person's investments in certain securities be reported to the CCO.

     For  purposes  of this  Code,  the term  "Reportable  Security"  means  any interest or instrument  commonly  known as a security,  whether in the nature of debt or equity,  including any: (i) option, (ii) futures contract;  (iii) shares of registered  closed-end funds; (iv) shares of registered  open-end  investment companies (i.e.,  mutual funds) that are advised by the Adviser (including those held in  retirement  accounts and that are not money market funds) and shares of exchange  traded funds;  (v) warrant;  (vi) note;  (vii) stock;  (viii) treasury
stock;  (ix)  bond;  (x)  debenture;   (xi)  evidence  of  indebtedness;   (xii)
certificate of interest;  or (xiii) any  participation in, or right to subscribe to or purchase, any such interest or instrument.

3. What Types of Investments are not subject to the Code.

This Code does not require information about the following types of securities:

     o    direct obligations of the U.S. government;
     o    bankers' acceptances,  bank certificates of deposit,  commercial paper and high quality  short-term debt  instruments,  including  repurchase agreements;
     o    shares of money market funds;
     o    shares issued by open-end  investment  companies other than registered investment  companies  for which the  Adviser  serves as an adviser or sub-adviser, including exchange traded funds; or
     o    shares issued by unit  investment  trusts,  including  exchange traded
          funds,  that  are  invested   exclusively  in  one  or  more  open-end
          investment   companies,   none  of  which  are  registered  investment
          companies for which the Adviser serves as an adviser or sub-adviser.

4. What Types of Accounts are subject to the Code?

4.1. Covered Accounts

     "Covered  Account"  includes  any  securities  account,  whether  held at a broker/dealer,  transfer  agent,  investment  advisory  firm or other  financial services firm, in which a Covered Person has a beneficial interest or over which a Covered Person has investment  discretion or other control or  influence.(2) A
Covered  Account   includes  the  accounts  of  immediate   family   members.(3)
Restrictions  placed on  transactions  executed  within a Covered  Account  also pertain to investments  held outside of an account of which a Covered Person has physical control, such as a stock certificate.(4)

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(2) Beneficial  interest in an account includes any direct or indirect financial interest in an account.

(3) Immediate  family  includes your spouse,  children and/or  stepchildren  and other relatives who live with you if you contribute to their financial support.

(4) Covered  Accounts also include accounts for which a Covered Person has power of  attorney,  serves as  executor,  trustee  or  custodian,  and  corporate  or investment club accounts.

4.2. Joint Accounts

     Covered  Persons of the Adviser are  prohibited  from entering into a joint account, supervised by the Adviser, with any Advisory Client.

5. What are the Restrictions on Trading?

5.1. Pre-clearance Requirements

     Covered  Persons  must obtain prior  written  approval  before  acquiring a direct or indirect beneficial  ownership (through purchase or otherwise) of: (i)
a Reportable Security, (ii) a security in an initial public offering ("IPO"), or
(iii) a security in a limited offering  (generally  meaning a private placement, such as a hedge fund or private equity fund).

     See Appendix A for the  pre-clearance  form to be used to obtain permission
to  make   investments   in  Reportable   Securities  and  Appendix  B  for  the
pre-clearance  form to be used  to  obtain  permission  to make  investments  in private placements or IPOs.

5.2. Lockout Period

     Covered Persons may not purchase or sell a Reportable Security within seven calendar  days prior to, or within  seven days  after,  the Trust or an Advisory
Client trades in such  Reportable  Security;  except that, a Covered  Person may sell a  Reportable  Security  within  seven  calendar  days  after  the Trust or
Advisory Client executed a sales transaction in that same Reportable Security if the Trust or other Advisory  Client no longer have a position in such Reportable
Security.

     Any  profits  realized  by  a  Covered  Person  in  contravention  of  this subsection must be disgorged.

5.3. Holding period

     Covered Persons are required to hold any securities of Advisory Clients for a  minimum  of 60 days  before  selling  the  securities  at a  profit.  Closing positions at a loss is restricted  and may only be allowed at the  discretion of the CCO in a case of hardship.

6. Reporting and Certification Requirements

6.1. Initial Holdings Report and Certification

     Within 10 days after a Covered  Person  commences  employment,  he/she must certify in writing that he/she has received the Code,  has read and  understands the Code,  that he/she will  comply with its  requirements,  and that he/she has disclosed  or reported  all personal  investments  and  accounts  required to be disclosed  or  reported.  (Please  see  Appendices  C  and D  for  the  required certifications  and  disclosure).  Information  disclosed may be no more than 45 days old at the time of disclosure.  Covered Persons are only required to report holdings in Reportable Securities as defined in Section 2 of this Code.

     The CCO will arrange to receive directly from the executing  broker/dealer, bank or other third-party  institution  duplicate copies of trade  confirmations for each transaction and periodic account statements for each Covered Account.

     Accounts over which Covered  Persons have no control.  Covered  Persons are not required to report securities held in accounts over which the Covered Person has no direct or indirect  influence or control.  However,  Covered  Persons are required  to include in initial  and  annual  holdings  reports  the name of any broker/dealer  or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

     When Duplicate Confirmations or Statements Are Not Available.  You may wish to engage in a transaction for which no confirmation can be delivered to the CCO
(e.g.,  transactions  involving  certain types of  derivatives).  These types of transactions  require the prior  written  approval  of the CCO and will  involve additional reporting requirements.

6.2. Ongoing Reporting Regarding Covered Accounts

     Covered  Persons must notify the CCO within 10 business  days from the time any Covered Account is opened and immediately upon making or being notified of a change in ownership or account  number.  The  notification  must be submitted in writing to the CCO and include the broker name,  name of the  account,  the date the account  was  opened,  account  number (if new  account)  or, if the account number  changed,  the old number and new  number and the  effective  date of the change.

6.3. Quarterly  Transactions  Report for Covered Persons (other than Independent
Trustees)

     All Covered  Persons shall submit to the CCO, within 30 business days after quarter  end,  a report  of all  reportable  transactions  during  the  previous quarter.  The report shall state the title, and number of shares,  the principal amount of the security  involved,  the exchange ticker symbol or CUSIP number as applicable,  the interest  rate and maturity  date if  applicable,  the date and nature of the  transaction,  the price at which the transaction was effected and the name of the broker,  dealer or bank with or through whom the transaction was effected. The report shall also include the date it was submitted by the Covered
Person.  Covered  Persons  who have  reported  reportable  transactions  through duplicate copies of broker confirmations and statements are not required to file a quarterly  report, if the confirmation and statement is received no later than
30 days after the end of the applicable quarter.

     Covered Persons are not required to submit  quarterly  transaction  reports with respect to regular periodic  purchases or sales that are made automatically to or from an investment account in accordance with a pre-determined schedule or allocation (e.g., an automatic investment plan or dividend reinvestment plan).

6.4. Quarterly Transactions Report for Independent Trustees

     An Independent  Trustee must file a Quarterly  Transactions Report with the
CCO  only  if the  Independent  Trustee  knew,  or in  the  ordinary  course  of fulfilling  his/her official duties as a Trustee of the Trust should have known, that  during the 15 days  immediately  before or after the date of a  securities transaction in the Independent Trustee's Covered Accounts that: (i) the security was purchased or sold by the Trust; or (ii) the Trust or its Adviser  considered purchasing or selling the security for the Trust. Independent Trustees must file these  reports  within 30 days of the end of the  calendar  quarter in which the trade occurred.

6.5. Annual Certification for Covered Persons

     Annually,  Covered  Persons must certify that they have read and understand the Code,  that they have  complied with its  requirements  during the preceding
year,    and   that   they   have    disclosed    or   reported   all   personal
transactions/holdings required to be disclosed or reported. Covered Persons must also disclose all personal  investments and accounts on an annual basis.  Please see  Appendices  C  and  D  for  the  required  certifications  and  disclosure.
Information  disclosed  must be current as of a date no more than 45 days before the report is submitted.

     Covered  Persons  are only  required  to submit an annual  holdings  report relating to Reportable Securities as defined in Section 2 of this Code.

     Covered Persons are not required to report securities held in accounts over which the  Covered  Person  has no  direct or  indirect  influence  or  control.
However,  Covered Persons are required to include the name of any  broker/dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

7. Administration and Enforcement

7.1. Determination of Persons covered by Code

     The CCO for the Adviser and the Trust will determine who is covered by this
Code  and  will  provide  each  such  person  with a copy  of the  Code  and any amendments thereto.

7.2. Review of Personal Trading Information

     All  information   regarding  a  Covered   Person's   personal   investment
transactions,  including the reports  required by Section 6, will be reviewed by the CCO.  All such  information  may also be  available  for  inspection  by the
Trust's  Board of  Trustees.  By signing  the  acknowledgement  attached to this document,  each Covered Person  acknowledges  that the CCO shall be permitted to
obtain  and  review   information,   including  account   statements  and  trade
confirmations,  from brokerage firms,  retirement plan  administrators and other financial intermediaries, relating to the securities held by the Covered Person.

7.3. Annual Review/Report

     The CCO  will  review  the  Code at least  annually  in light of legal  and business  developments  and  experience in  implementing  the Code. The CCO will provide an annual  report to the Trust's Board of Trustees  that:  (i) describes issues that arose during the previous  year under the Code,  including,  but not limited to,  information about material Code violations and sanctions imposed in response  to those  material  violations;  (ii)  recommends  changes in existing restrictions  or  procedures  based on the  experience  implementing  the  Code, evolving  industry  practices or developments in applicable laws or regulations;
(iii) and  certifies  to the Board that  procedures  have been  adopted that are designed to prevent Covered Persons from violating the Code.

7.4. Reporting Violations

     Upon  discovering  a  violation  of  this  Code,  a  Covered  Person  shall immediately report such violation to the CCO and the CCO will be responsible for investigating such violations.

7.5. Sanctions and Remedies

     If the CCO  determines  that a Covered Person has violated the Code, he may impose sanctions and other  appropriate  actions,  including issuing a letter of education,  suspending or limiting personal trading activities, imposing a fine, recommending  a suspension or  termination  of  employment  of a Covered  Person employed  by the  Adviser  or  the  Trust  and/or  informing  regulators  if the situation warrants. As part of any sanction, the CCO may require the violator to reverse the  trade(s) in question and forfeit any profit or absorb any loss from the trade.  Any money  forfeited  pursuant to this  section will be donated to a charity selected by the CCO.

7.6. Record Retention

     The  Adivser's  CCO, or his  designee,  is  responsible  to ensure that all records required to be maintained  under the SEC rules are properly  maintained.
The  CCO,  or his  designee,  is  also  responsible  to  communicate  with  each functional department of the Adviser, as necessary,  to ensure that employees of the Adviser understand their responsibilities regarding this policy.

7.7. Exemption Procedures

     The CCO  may  grant  exemptions  from  the  requirements  in  this  Code in appropriate  circumstances.  The CCO shall consider such exemptions upon written request by a Covered  Person stating the basis for requested  relief.  The CCO's decision is within her sole discretion.

7.8. Questions and Exceptions

     Any questions regarding this Code should be discussed with the CCO.

                                                                      Appendix A

                Reportable Securities Pre-Clearance Request Form

TO: Chief Compliance Officer

FROM:

DATE:

As provided in section 5.1 of the Code of Ethics,  if a Covered  Person wants to purchase or sell a Reportable Security he/she must complete this form and obtain the required approvals prior to investing.  A Covered Person may not purchase or sell such  security  until he/she  receives  written  permission  from the Chief
Compliance  Officer  (i.e.,  an  approval  e-mail).   Oral  discussions  do  not
constitute approval under any circumstances.

INVESTMENT INFORMATION:

1. Name of Issuer and Ticker Symbol: ___________________

2. Purchase or Sale: ________________________________________________________

3. Principal amount of transaction: ____________ # of shares/units: __________

4. Equity or debt? __________

To the best of my knowledge, the information provided above is accurate and I am not  predicating  this  transaction on the basis of having obtained any material non-public information.

I will notify the Chief Compliance  Officer  immediately of any material changes to the information provided above.

Name:__________________________
(Please Print)

Signature:_______________________

Date: ___________________________

                                                                      Appendix B

               IPO and Limited Offering Pre-Clearance Request Form

TO: Chief Compliance Officer

FROM:

DATE:

As provided in section 5.1 of the Code of Ethics,  if a Covered  Person wants to participate  in  an  IPO  of a  security,  a  private  placement  or  a  limited partnership,  he/she must complete  this form and obtain the required  approvals prior to investing.  A Covered Person may not  participate  in any IPO,  private placement or limited  partnership until he/she receives written  permission from the Chief Compliance Officer.  Oral discussions do not constitute approval under any circumstances.

INVESTMENT INFORMATION:

1. Name of proposed investment: ___________ Date of investment: ______________

2. Nature of investment: _______________________________________________________

3. Amount to be invested: ________ # of shares: ____ % ownership: ___________

4. Describe terms of investment:

Equity or debt? __________ Open-ended or specific maturity date? ___________

Further investment contemplated? _____________ Amount? _______________

5. Was this investment  offered to you due to your  affiliation with the Adviser or the Trust?

_________________________________________________________________________

6. Do you  have a  position  as  officer  of the  company  or  other  duties  in connection with the investment? ________________________________________________

7. Do you give investment advice to the company or any affiliate of the company?
If so, please describe: ________________________________________________________

8. Are you informed or consulted about investments made by the company?

Describe: ______________________________________________________________________

9. How  frequently  will you  receive  statements/communications  regarding  the investment?

________________________________________________________________________________

10. Is the company privately/publicly held?

________________________________________________________________________________

11. If privately held, are you aware of any plan to bring the company public?

________________________________________________________________________________

12. Have you  informed  the company  that you are a  "restricted  person" in the event of an IPO of securities?

________

13.  Describe any  connection(s)  between the  investment and the Adviser or the
Trust:

________________________________________________________________________________

14. To your knowledge,  are there any clients of the Adviser for whom this is an appropriate investment?

________________________________________________________________________________

________________________________________________________________________________

15. Describe any client connections to this investment:

________________________________________________________________________________

16. Are you aware of any  conflict  between  your duties at the Adviser or Trust and this investment?

________________________________________________________________________________

Please attach any relevant  reports/statements  you can provide  which  describe this investment.

To the best of my knowledge,  the information provided above is accurate. I will notify the Chief Compliance  Officer  immediately of any material changes to the information provided above.

Name:__________________________
(Please Print)

Signature:_______________________

Date: ___________________________

                                                                      Appendix C

                          COVERED PERSON ACKNOWLEDGMENT

     I hereby  acknowledge  receipt of a copy of the Joint  Code of Ethics  (the
"Code") for Academy Asset Management,  LLC (the "Adviser") and the Academy Funds
Trust (the "Trust"),  which I have read and understand  fully. I agree to comply fully with all provisions of the Code,  during the period of my employment  with the  Adviser or the Trust,  to the extent  that such  provisions  apply to me. I further  understand and  acknowledge  that any violation of the Code,  including engaging in a prohibited transaction or the failure to file reports, may subject me to disciplinary action including, potentially, termination of employment.

     I hereby represent to the Adviser and the Trust that the information that I have provided, as required by this Code, is a true, accurate,  and complete list of all of my brokerage and trading  accounts,  and private  placement  holdings, specifying in reasonable detail all such accounts,  with whom they are held, and the holdings and other  investments,  direct or indirect,  of such  accounts.  I further  agree that I will  promptly,  but in any event,  within ten days,  give written notice to the Chief Compliance  Officer for the Adviser and the Trust of
any changes to the information  that I have provided so that such information is at all times true,  accurate,  and complete.  I further agree to provide monthly securities  transactions  confirmations  and statements (or on a quarterly basis when monthly  statements and  confirmations  are unavailable) to the Adviser and
Trust, as applicable.

     I have fully read the Code. I agree to be bound by the terms and conditions outlined in it.

         Signed                                             Dated

         Name

                                                                      Appendix D

             INITIAL AND ANNUAL DISCLOSURE FORM FOR COVERED PERSONS

PART I - DISCLOSURE OF EMPLOYEE ACCOUNTS

/_/ I do not maintain any Covered  Accounts as defined in the Code of Ethics for
Academy Asset Management, LLC and Academy Funds Trust.

Below is a list of all my Covered  Accounts  as  defined in the Code.  Check all that apply as to the Account Type.

/_/(a) Direct Brokerage Account

     o    (1) I have full investment discretion on the account

     o    (2) I have  full  investment  discretion  on the  account  which  I am managing for another person

     o    (3) I do not have  investment  discretion  on the account  (Investment discretion is 100% exercised by a broker, financial advisor, etc.)

/_/(b) Trust Account

/_/(c) Employee Stock Plan ("ESOP"),  401(k) Plans, private placement or similar product that cannot be transferred to a brokerage account

/_/(d) Other (Please explain:   _______________________________________________)

--------------------------------------------- -------------------------------------- -------------- ----------------------------
Name and address of Financial Institution     Account Name (indicate if any of the   Account        Account Number
(broker-dealer, bank, ESOP, 401(k) plan       accounts are individually or jointly   Type
sponsors, etc.)                               held)                                  (a,b,c,d)
--------------------------------------------- -------------------------------------- -------------- ----------------------------

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PART II - DISCLOSURE OF COVERED SECURITIES HOLDINGS

/_/ I do not  maintain,  have a financial  interest,  or  influence/control  the activities  of any  securities.  Below  is a list  of  all  personal  securities holdings for which I have direct or indirect beneficial ownership.

/_/ Indicate by checking  this box if you have  already  provided a copy of your most recent statement (not more than 45 days old) for each account listed below

-------------------------------------------------------------------------------------- -------------------------------------------
Security (Include full name of issuer) and exchange ticker symbol (or Cusip Number)    # of Shares and Principal Amount
-------------------------------------------------------------------------------------- -------------------------------------------

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This report (i) excludes  transactions  with respect to which I had no direct or indirect influence or control; and (ii) excludes other transactions not required to be reported.

Signature:                    Print Name:                       Date:

                                                                      Appendix E

                                 QUARTERLY TRANSACTION REPORT FOR COVERED PERSONS

Below is a list of all  transactions  in Reportable  Securities  during the past quarter in which the undersigned had any direct or indirect beneficial interest.

------------------ ----------------------- --------------------- -------------------- -------------------- ----------------------
Date of            Security and            Nature of             Number of            Price at             Name of
Transactions       exchange                Transaction           Shares and           which                broker/dealer
                   ticker symbol           (e.g.,                Principal            transaction          effecting
                   (or Cusip               Purchase or           Amount               was                  transaction
                   Number)                 Sale)                                      effected
------------------ ----------------------- --------------------- -------------------- -------------------- ----------------------

------------------ ----------------------- --------------------- -------------------- -------------------- ----------------------

------------------ ----------------------- --------------------- -------------------- -------------------- ----------------------

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------------------ ----------------------- --------------------- -------------------- -------------------- ----------------------

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control and (ii) excludes other transactions not required to be reported.

Signature:        Print Name:                   Date: